Schedule 4.1

                                 PROMISSORY NOTE

$17,731,000.00 (U.S.)                                      Klamath Falls, Oregon
                                                                    June 1, 2000

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of JELD-WEN, inc., an Oregon corporation, at its office at 3250 Lakeport Boulevard, Klamath Falls, OR 97601, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of Seventeen Million Seven Hundred Thirty-One Thousand and No/100 Dollars ($17,731,000.00) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rate set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning of the term of this Note shall be calculated on the basis of a 360-day year and the actual number of days in that month. Interest for any partial calendar month at the end of the term of this Note shall be calculated on the basis of a 365-or 366-day year and the actual number of days in that month.

     Section 1. Interest Rate.

     The per annum interest rate hereunder (the "Note Rate") shall be nine percent (9%).

     Section 2. Payments.

     Payments will be made on the schedule attached hereto as Exhibit 1.

     Section 3. Maturity.

     Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder shall be due and payable in full on June 1, 2003 (the "Maturity Date").

     Section 4. Application of Payments.

     Payments shall be applied:  (i) first, to the payment of accrued  interest;
(ii) second, to the reduction of principal of this Note.

     Section 5. Prepayment.

     Borrower may, upon thirty (30) days' prior written notice to holder, prepay its obligation under this Note in full or in part on any Quarterly Payment Date without penalty.

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     Section 6. Late Charge.

     If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.

     Section 7. Default; Remedies.

     If default is made in the payment of any amount payable hereunder when due, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at the rate of five percent (5%) per annum above the Note Rate (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

     Section 8. Attorney Fees.

     In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, holder shall be entitled to collect from Borrower on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note, or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

     Section 9. Miscellaneous.

     (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand, and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

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     (b) Each  person or entity  who signs this Note is  jointly  and  severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

     (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

     (d) Time is of the essence under this Note and in the performance of every term, covenant, and obligation contained herein.

     (e) This Note is made with reference to and is to be construed in accordance with the laws of the State of Oregon.

     DATED as of the day and year first above written.


                                    TRENDWEST RESORTS, INC.
                                    an Oregon corporation



                                    By:    ___________________________________

                                    Its:   ___________________________________


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                                    Exhibit 1
                                Payment Schedule

1.       Four (4) quarterly payments of interest only on:

         September 1, 2000
         December 1, 2000
         March 1, 2001
         June 1, 2001

2. Eight (8) equal payments payable quarterly of $2,216,375.00 plus accrued interest on:

         September 1, 2001
         December 1, 2001
         March 1, 2002
         June 1, 2002
         September 1, 2002
         December 1, 2002
         March 1, 2003
         June 1, 2003.

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